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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                 FORM 8-A/A


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             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     COMPUTER TASK GROUP, INCORPORATED
           (Exact name of Registrant as specified in its charter)


              NEW YORK                               16-0912632
(State of incorporation or organization)          (I.R.S. Employer
                                                 Identification No.)



                            800 Delaware Avenue
                          Buffalo, New York 14209
       (Address, including zip code, of principal executive offices)



     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered

        Rights to Purchase               New York Stock Exchange
Series A Participating Cumulative
          Preferred Stock


          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of class)

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                                                                          2


Item 1.  Description of Registrant's Securities to be Registered.

               At a meeting of the Computer Task Group, Incorporated (the "Company") Board of Directors on November 20, 1998, the Board authorized the amendment of certain terms of the Rights Agreement dated as of January 16, 1989 (the Rights Agreement"), between the Company and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent. These amendments, which took effect as of November 20, 1998, (i) increase the purchase price with respect to each right from $50 (which amount has previously been adjusted to $25 in connection with a two-for-one stock split of the Company's common stock in accordance with the Rights Agreement) to $120, (ii) extend the expiration date of the Rights from January 16, 2008, to November 20, 2008, unless earlier redeemed by the Company, (iii) reset the anti-dilution mechanisms in the Rights Agreement and with respect to the rights issued thereunder on the date of renewal (November 20, 1998) and (iv) make certain other technical changes to the Rights Agreement.

               The amendment to the Rights Agreement is attached hereto as
Exhibit 4, which is incorporated herein by reference. The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to that Exhibit.

Item 2.  Exhibits.

               Item 2 is amended by adding thereto the following:

               4. Amendment No. 1 dated as of November 20, 1998, to the Rights Agreement dated as of January 16, 1989, between Computer Task Group, Incorporated and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent

               5. Form of Certificate of Amendment of The Restated Certificate of Incorporation (attached as Exhibit A to Amendment No. 1 filed as Exhibit 4 hereto)

               6. Form of Right Certificate (attached as Exhibit B to Amendment No. 1 filed as Exhibit 4 hereto)

               7. The Restated Certificate of Incorporation of Computer Task Group, Incorporated

                                 SIGNATURE



               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         COMPUTER TASK GROUP, INCORPORATED,

                                         by /s/ James R. Boldt
                                         ----------------------------------
Date: January 13, 1999                      Name:  James R. Boldt
                                            Title: Vice President and Chief
                                                     Financial Officer

                             INDEX OF EXHIBITS




                                                               Page Number
                                                                    in
                                                               Sequentially
  Exhibit                                                       Numbered
  Number                     Title                              Statement
  -------                    -----                             ------------

   4. Amendment No. 1 dated as of November 20, 1998, to the Rights Agreement dated as of January 16, 1989, between Computer Task Group, Incorporated and
           BankBoston, N.A. (as successor to The First
           National Bank of Boston), as Rights Agent

   5.
           Form of Certificate of Amendment of The Restated
           Certificate of Incorporation (attached as Exhibit A to Amendment No. 1 filed as Exhibit 4 hereto)

   6.      Form of Right Certificate (attached as Exhibit B to
           Amendment No. 1 filed as Exhibit 4 hereto)

   7.      The Restated Certificate of Incorporation of Computer
           Task Group, Incorporated

                         AMENDMENT NO. 1, dated as of November 20, 1998, to
                    the Rights Agreement (the "Rights Agreement") dated as of January 16, 1989, between COMPUTER TASK GROUP, INCORPORATED, a New York corporation (the "Company"), and BANKBOSTON, N.A. (as successor to The First National Bank of Boston), as Rights Agent (the "Rights Agent").


               WHEREAS the rights issued under the Rights Agreement are currently scheduled to expire on January 16, 1999, and the Board of Directors of the Company wishes to extend the expiration date of such rights, change the purchase price applicable to such rights, reset the anti-dilution mechanisms with respect to such rights and make certain other amendments to the Rights Agreement pursuant to Section 27 of the Rights Agreement; and

               WHEREAS the Company and the Rights Agent desire to evidence such amendment in writing.


               NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Rights Agent agree as follows:

               SECTION 1. Amendments to the Rights Agreement. The Rights Agreement is hereby amended, effective as the date of this Amendment, as follows:

               (a) The term "Purchase Price" in Section 1(w) of the Rights Agreement is hereby amended by deleting the reference to "$50" (which amount has previously been adjusted to $25 in connection with a two-for-one split of the Common Shares (as defined in the Rights Agreement) pursuant to
Section 11(a) of the Rights Agreement) and replacing it with "$120".

               (b) Section 3(d) of the Rights Agreement is hereby amended by deleting the first sentence of the legend set forth therein and replacing it with the following:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of January 16, 1989, as amended (the 'Rights Agreement'), between Computer Task Group, Incorporated and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Computer Task Group, Incorporated."

               (c) Section 7(a) of the Rights Agreement is hereby amended by deleting the reference to "January 16, 1999" in the definition of the term "Expiration Date" and replacing it with "November 20, 2008".

               (d) Section 11(a) of the Rights Agreement is hereby amended by deleting the phrase "the date of this Rights Agreement" in the first sentence of such subsection and replacing it with "November 20, 1998". All prior adjustments to the number of Preferred Shares issuable upon exercise of each Right (as defined in the Rights Agreement) pursuant to Section 11(a)(1) of the Rights Agreement are hereby undone.

               SECTION 2. Amendment to Exhibit A. Exhibit A to the Rights Agreement is hereby amended, effective as of the date of this Amendment, by deleting it in its entirety and by replacing it with Exhibit A attached hereto.

               SECTION 3. Amendment to Exhibit B. Exhibit B to the Rights Agreement is hereby amended, effective as of the date of this Amendment, by deleting it in its entirety and by replacing it with Exhibit B attached hereto.

               SECTION 4. Amendment to Exhibit C. Exhibit C to the Rights Agreement is hereby amended, effective as of the date of this Amendment, by deleting it in its entirety and replacing it with Exhibit C attached hereto.

               SECTION 5. Amended Agreement. Any reference in the Rights Agreement, or in any documents or instruments required thereunder or exhibits thereto, referring to the Rights Agreement shall be deemed to refer to the Rights Agreement, as amended. As used in the Rights Agreement, the terms "Rights Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import shall,


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                                                                          2

unless the context otherwise requires, mean the Rights Agreement, as amended. Except as expressly modified by this Amendment, the terms and provisions of the Rights Agreement are hereby confirmed and ratified in all respects and shall remain in full force and effect as the terms and provisions of the Rights Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                  COMPUTER TASK GROUP, INCORPORATED,

                                    by  /s/ James R. Boldt
                                      --------------------------------
                                      Name: James R. Boldt
                                      Title: Vice President and Chief
                                             Financial Officer


                                  BANKBOSTON, N.A.,
                                  as Rights Agent,

                                    by  /s/ Katherine Anderson
                                      --------------------------------
                                      Name: Katherine Anderson
                                      Title: Administration Manager

                                                                  EXHIBIT A


                          Certificate of Amendment

                                     of

                 The Restated Certificate of Incorporation

                                     of

                     Computer Task Group, Incorporated
                            (the "Corporation")

Under Section 805 of the Business Corporation Law

               The undersigned Gale S. Fitzgerald and James R. Boldt, Chairman of the Board and Chief Executive Officer and Vice President and Chief Financial Officer, respectively, hereby certify:

               1. The name of the Corporation is Computer Task Group, Incorporated. The name under which the corporation was formed is Marks-Baer, Inc.

               2. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on March 11, 1966.

               3. Section (c) of Article 4 of The Restated Certificate of Incorporation, which designates a Series of Preferred Shares of the Corporation as Series A Participating Cumulative Preferred Shares and which sets the relative rights, preferences and limitations of such Series A Participating Cumulative Preferred Shares, is hereby amended to read in its entirety as follows:

          "c. There is hereby established a series of the Corporation's authorized Preferred Shares, to be designated as the Series A Participating Cumulative Preferred Shares, par value $.01 per share. The relative rights, preferences and limitations of the Series A Preferred Shares, insofar as not already fixed by any other provision of this Restated Certificate of Incorporation shall, as fixed by the Board of Directors of the Corporation in the exercise of authority conferred by this Restated Certificate of Incorporation, and as permitted by Section 502 of the New York Business Corporation Law, be as follows:

                    (i) Designation and Number of Shares. The shares of such series shall be designated as 'Series A Participating Cumulative Preferred Shares' (the "Series A Preferred Shares"). The par value of each share of the Series A Preferred Shares shall be $.01. The number of shares initially constituting the Series A Preferred Shares shall be 120,000; provided, however, that the number of Series A Preferred Shares may be increased, by an amendment of this paragraph (i) of this Section c approved by the Board of Directors of the Corporation, if within the authority of the Board of Directors of the Corporation under
          Article 4 of the Restated Certificate of Incorporation, to such greater number of Series A Preferred Shares as are at any time issuable upon exercise of the Rights (the "Rights") issued pursuant to the Rights Agreement dated as of January 16, 1989, as amended, between the Corporation and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent (the "Rights Agreement").

                    (ii) Dividends or Distributions.

                    (A) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Shares or other class or series of capital stock of the Corporation ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of the Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of the Series A Preferred Shares, in the amount of $10 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Shares pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares, and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Shares in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each Common Share. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in Common Shares), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of the Series A Preferred Shares a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each Common Share. As used in this Section (c), the "Formula Number" shall be 1000; provided, however, that if at any time after November 20, 1998, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of Common Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided, further, that if at any time after November 20, 1998, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (ii)(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Shares (other than a dividend or distribution solely in Common Shares); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares.

                    (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Shares; provided, however, that dividends on Series A Preferred Shares which are originally issued after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on Series A Preferred Shares which are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the March 15, June 15, September 15 or December 15, as the case may be, next preceding the date of original issuance of such Series A Preferred Shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    (D) So long as any shares of the Series A Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this paragraph (ii) to be declared on the Series A Preferred Shares shall have been declared and paid or set apart.

                    (E) The holders of the shares of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

                    (iii) Voting Rights. The holders of shares of Series A Preferred Shares shall have the following voting rights:

                    (A) Each holder of Series A Preferred Shares shall be entitled to a number of Votes equal to the Formula Number then in effect, for each share of the Series A Preferred Shares held of record on each matter on which holders of the Common Shares or shareholders generally are entitled to vote, multiplied by the number of votes per share which the holders of the Common Shares or shareholders generally then have with respect to such matter.

                    (B) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

                    (C) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Shares are in default, the number of directors constituting the board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Shares for the election of other directors of the Corporation, the holders of record of the Series A Preferred Shares, voting separately as a class to the exclusion of the holders of Common Shares, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of such additional directors, if any, of the Corporation, the holders of any Series A Preferred Shares being entitled to cast a number of votes per share of the Series A Preferred Shares equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time by, and removed without cause only by, the affirmative vote of the holders of the Series A Preferred Shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Shares shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two or such other number of directors as shall have been added pursuant to the provisions of this subsection (C). The voting rights granted by this subsection (C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Shares in this paragraph (iii).

                    (D) Except as provided herein, in paragraph (xi) or by applicable law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for authorizing or taking any corporate action.

                    (iv) Certain Restrictions.

                    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (ii) of this Section (c) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not

                              (1) declare or pay dividends on, make any
                    other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                              (2) declare or pay dividends on or make other
                    distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                              (3) redeem or purchase or otherwise acquire
                    for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                    up) to the Series A Preferred Shares; or

                              (4) purchase or otherwise acquire for
                    consideration any shares of Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the

                    Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under sub-paragraph (A) of this paragraph
          (iv), purchase or otherwise acquire such shares at such time and in such manner.

                    (v) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $250 per share and (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts as to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                    (vi) Consolidation, Merger, etc. In each the
          Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed.

                    (vii) Redemption; No Sinking Fund.

                    (A) The Series A Preferred Shares shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

                    (B) The Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

                    (viii) Ranking. The Series A Preferred Shares shall rank equally and on a parity with all other series of Preferred Shares of the Corporation with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

                    (ix) Fractional Shares. The Series A Preferred Shares shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth (1/1000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. The Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Shares, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Shares or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Shares pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Shares.

                    (x) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by resolution of the Board of Directors.

                    (xi) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of

          Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding Series A Preferred Shares, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding Series A Preferred Shares shall be deemed to apply to the powers, preferences, rights or privileges of any holder of Series A Preferred Shares originally issued upon exercise of the Rights after the time of such approval without the approval of such holder and provided further, however, that the Board of Directors of the Corporation, prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (as such terms are defined in the Rights Agreement) may amend the powers, preferences and relative participating, optional and other terms of the Series A Preferred Shares in any manner."

               4. Immediately prior to this amendment, there were 80,000 shares of Series A Participating Cumulative Preferred Shares, par value $.01 per share, authorized, of which none were issued. Immediately after this amendment, there will be 120,000 shares of Series A Participating Cumulative Preferred Shares, par value $.01 per share, authorized, of which none are issued.

               5. The amendment to the Restated Certificate of Incorporation of the Corporation set forth in Article 3 of this Certificate was authorized by the Board of Directors of the Corporation at a meeting duly held on November 20, 1998.

               IN WITNESS WHEREOF, the undersigned do hereby execute this Certificate and do hereby affirm the truth of the statements contained herein under penalty of perjury this 13th day of January, 1999.


                                   ---------------------------------
                                   Name:   Gale S. Fitzgerald
                                   Title:  Chairman of the Board and
                                           Chief Executive Officer


                                   ---------------------------------
                                   Name:   James R. Boldt
                                   Title:  Vice President and
                                           Chief Financial Officer

                                                                  EXHIBIT B



                        [Form of Right Certificate]

Certificate No. R-                                                 Rights


               NOT EXERCISABLE AFTER NOVEMBER 20, 2008, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.] *

                             Right Certificate

                     COMPUTER TASK GROUP, INCORPORATED

               This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 16, 1989 (as amended, the "Rights Agreement"), between Computer Task Group, Incorporated, a New York corporation (the "Company"), and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on November 20, 2008 (the "Expiration Date"), at the office of the Rights Agent or its successors as Rights Agent designated for such purpose, in one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price of $120 per one one-thousandth (1/1000th) of a share (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

               The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of November 20, 1998. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               If the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of the Distribution Date or the Share Acquisition Date (as such terms are defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall, under certain circumstances, become null and void and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right.

               This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are available from the Company upon written request.

               This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number

--------
     * The portion of the legend in brackets shall be inserted only if applicable.

and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earliest of (i) the Distribution Date and (ii) the Expiration Date; provided, however, that, after there shall be an Acquiring Person the Rights may not be redeemed (all terms as defined in the Rights Agreement).

               The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1000th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

               No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:


                                   COMPUTER TASK GROUP, INCORPORATED,

                                   by
 ------------------------------    -----------------------------------
                                   [Name]
                                   [Title]


Attest:


-------------------------------
[Name]
[Title]


Countersigned:


BANKBOSTON, N.A.,
  as Rights Agent,

    by
      --------------------------
       Authorized Signature

                   [On Reverse Side of Right Certificate]

                        FORM OF ELECTION TO PURCHASE

                (To be executed by the registered holder if
                 such holder desires to exercise the Rights
                   represented by this Right Certificate)

To the Rights Agent:

          The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities) be issued in the name of:


---------------------------------------------------------------------------
                      (Please print name and address)


---------------------------------------------------------------------------

Please insert social security
or other identifying number: ----------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


---------------------------------------------------------------------------
                      (Please print name and address)


---------------------------------------------------------------------------
Please insert social security
or other identifying number: ----------------------------------------------

Dated:
      -----------------------

                                        -----------------------------------
                                        Signature

Signature Guaranteed:

                                CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:


                                      ---------------------------------
                                      Signature

Signature Guaranteed:


                                   NOTICE

          The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                   [On Reverse Side of Right Certificate]

                             FORM OF ASSIGNMENT

                (To be executed by the registered holder if
                 such holder desires to transfer the Rights
                  represented by this Right Certificate.)

        FOR VALUE RECEIVED
                           ------------------------------------------------
hereby sells, assigns and transfers unto
                                         ----------------------------------
                     (Please print name and address of transferee)

---------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
---------------------- Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:



                                   ----------------------------------------
                                   Signature

Signature Guaranteed:

                                CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undesigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

                                   ----------------------------------------
                                   Signature

Signature Guaranteed:

                                   NOTICE

          The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                  EXHIBIT C



                       SUMMARY OF RIGHTS TO PURCHASE
             SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK
                    OF COMPUTER TASK GROUP, INCORPORATED


          On November 20, 1998, the Board of Directors of Computer Task Group, Incorporated (the "Company") modified the Rights to purchase shares of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"). Existing Rights are currently represented by the certificates for shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares") pursuant to the Rights Agreement dated as of January 16, 1989, as amended (the "Rights Agreement"), between the Company and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent (the "Rights Agent"). Additional Rights will be issued with respect to additional Common Shares issued between November 20, 1998 and the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share at a price of $120 (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement.

          Until the earlier of (i) the date on which a person or group (including any affiliate or associate of such person or group) acquires beneficial ownership of 20% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person" and such date being called the "Share Acquisition Date") and (ii) the 10th business day after the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which would result in the offeror becoming the beneficial owner of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

          As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire on November 20, 2008 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

          The number of Preferred Shares issuable upon exercise of a Right is subject to adjustment as provided in the Rights Agreement from time to time in the event of (i) the declaration of a stock dividend payable in Preferred Shares or a subdivision, combination or reclassification of the Preferred Shares, (ii) the issuance of certain rights, options or warrants to holders of Common Shares or Equivalent Shares (as defined in the Rights Agreement) to subscribe for or purchase Common Shares or Equivalent Shares at a price per share less than the then-current market value of such Common Shares or Equivalent Shares or (iii) the distribution to holders of Common Shares or Equivalent Shares of cash (excluding cash dividends or other distributions not in excess of 5% of the market value of the Common Shares on the date of such distribution) or evidences of indebtedness, assets or securities or subscription rights, options or warrants (other than those referred to above). The Purchase Price and the number of Preferred Shares issuable upon exercise of the Rights are subject to adjustment as provided in the Rights Agreement from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date. In the event of a combination of the outstanding Common Shares into a smaller number of Common Shares prior to the Distribution Date, the number of Rights associated with each outstanding Common Share will be proportionately reduced.

          The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1000th) of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-thousandth (1/1000th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such Preferred Shares.

          In the event any person or group shall acquire beneficial ownership of 20% or more of the Common Shares outstanding (a "Triggering Event"), the Rights will entitle each holder of a Right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share equivalent to the number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price.

          In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

          Any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and any holder of any such Right (including any subsequent holder) will be unable to exercise any such Right.

          At any time prior to the earlier of (i) the Distribution Date and
(ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (the "Redemption Price"); however, once an Acquiring Person becomes an Acquiring Person the Rights may not be redeemed.

          Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and, upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price, provides for an earlier Expiration Date or extends the time during which the Rights may be redeemed if the Rights are not then redeemable. From and after the Distribution Date, the Company may amend the Rights Agreement to cure any ambiguity, defect or inconsistency or to make any other changes which do not adversely affect the interests of the holders of the Rights Certificates. However, at any time when there shall be an Acquiring Person the Rights Agreement may not be supplemented or amended.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

          A copy of the Rights Agreement, including the terms of the Preferred Shares, has been filed with the Securities and Exchange
Commission as an Exhibit to a Registration Statement on Form 8-A. Copies of the Rights Agreement are available free of charge from the Company upon written request.

                 The Restated Certificate of Incorporation

                                     of

                     Computer Task Group, Incorporated
                            (the "Corporation")


          1. The name of the Corporation is COMPUTER TASK GROUP,
INCORPORATED.

          2. The purposes for which the Corporation is formed are to do any or all things stated below in any part of the world, either as principal or agent, and either alone or associated with other corporations, firms or individuals or by organization of subsidiary corporations or by any combination of these methods; but to engage in no activity which is illegal under any applicable law at the time when and the place where it occurs or which is not permitted to a corporation formed under said Business Corporation Law.

          (a) To provide general services with respect to data processing equipment including but not limited to systems design and programming, programmer training, systems engineering, installation management, and consulting services with respect to equipment selection, implementation and evaluation.

          (b) To develop, manufacture, assemble, repair, buy or otherwise acquire, sell or otherwise dispose of, handle, store and deal in materials, products and articles of every kind.

          (c) To buy or otherwise acquire, sell, mortgage or otherwise dispose of, hold, manage, deal in and invest in real property and interests in real property; and to build, maintain, improve, rebuild, enlarge, alter, control, operate, buy or otherwise acquire, sell, mortgage, pledge or otherwise dispose of, deal in and invest in all kinds of buildings, structures, equipment, inventories and other tangible property, whether real or personal, and interests in the foregoing.

          (d) To buy or otherwise acquire, sell, pledge, or otherwise dispose of, hold, vote, use, deal in and invest in shares, stocks, bonds, evidences of indebtedness, receipts, receivables, patents, trademarks, trade secrets, trade names, good will and other forms of intangible personal property of every nature.

          (e) To do any or all things stated in preceding paragraphs (c) and (d) in connection with the acquisition or disposition of any business, as well as in the course of its own business.

          3. The city and county within the State of New York in which the office of the Corporation is to be located are the City of Buffalo and the County of Erie.

          4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,500,000 consisting of (1) 150,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (2) 2,500,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

          (a) The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

          (b) The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more classes or series and, in connection with the creation of any such class or series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof the designation, powers (including voting power) and relative, participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. Except as may be required by law, the shares in any class or series of Preferred Stock need not be identical.

          c. There is hereby established a series of the Corporation's authorized Preferred Shares, to be designated as the Series A Participating Cumulative Preferred Shares, par value $.01 per share. The relative rights, preferences and limitations of the Series A Preferred Shares, insofar as not already fixed by any other provision of this Restated Certificate of Incorporation shall, as fixed by the Board of Directors of the Corporation in the exercise of authority conferred by this Restated Certificate of Incorporation, and as permitted by Section 502 of the New York Business Corporation Law, be as follows:

               (i) Designation and Number of Shares. The shares of such series shall be designated as 'Series A Participating Cumulative Preferred Shares' (the "Series A Preferred Shares"). The par value of each share of the Series A Preferred Shares shall be $.01. The number of shares initially constituting the Series A Preferred Shares shall be 120,000; provided, however, that the number of Series A Preferred Shares may be increased, by an amendment of this paragraph (i) of this Section c approved by the Board of Directors of the Corporation, if within the authority of the Board of Directors of the Corporation under Article 4 of the Restated Certificate of Incorporation, to such greater number of Series A Preferred Shares as are at any time issuable upon exercise of the Rights (the "Rights") issued pursuant to the Rights Agreement dated as of January 16, 1989, as amended, between the Corporation and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent (the "Rights Agreement").

               (ii) Dividends or Distributions.

               (A) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Shares or other class or series of capital stock of the Corporation ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of the Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of the Series A Preferred Shares, in the amount of $10 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Shares pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares, and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Shares in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each Common Share. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in Common Shares), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of the Series A Preferred Shares a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each Common Share. As used in this Section (c), the "Formula Number" shall be 1000; provided, however, that if at any time after November 20, 1998, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of Common Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided, further, that if at any time after November 20, 1998, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

               (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (ii)(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Shares (other than a dividend or distribution solely in Common Shares); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares.

               (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Shares; provided, however, that dividends on Series A Preferred Shares which are originally issued after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on Series A Preferred Shares which are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the March 15, June 15, September 15 or December 15, as the case may be, next preceding the date of original issuance of such Series A Preferred Shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (D) So long as any shares of the Series A Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this paragraph (ii) to be declared on the Series A Preferred Shares shall have been declared and paid or set apart.

               (E) The holders of the shares of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

               (iii) Voting Rights. The holders of shares of Series A Preferred Shares shall have the following voting rights:

               (A) Each holder of Series A Preferred Shares shall be entitled to a number of Votes equal to the Formula Number then in effect, for each share of the Series A Preferred Shares held of record on each matter on which holders of the Common Shares or shareholders generally are entitled to vote, multiplied by the number of votes per share which the holders of the Common Shares or shareholders generally then have with respect to such matter.

               (B) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

               (C) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Shares are in default, the number of directors constituting the board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Shares for the election of other directors of the Corporation, the holders of record of the Series A Preferred Shares, voting separately as a class to the exclusion of the holders of Common Shares, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of such additional directors, if any, of the Corporation, the holders of any Series A Preferred Shares being entitled to cast a number of votes per share of the Series A Preferred Shares equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time by, and removed without cause only by, the affirmative vote of the holders of the Series A Preferred Shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Shares shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two or such other number of directors as shall have been added pursuant to the provisions of this subsection (C). The voting rights granted by this subsection (C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Shares in this paragraph (iii).

               (D) Except as provided herein, in paragraph (xi) or by applicable law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for authorizing or taking any corporate action.

               (iv) Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (ii) of this Section (c) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not

               (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (2) declare or pay dividends on or make other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

               (4) purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under sub-paragraph (A) of this paragraph (iv), purchase or otherwise acquire such shares at such time and in such manner.

               (v) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
          (x) $250 per share and (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts as to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

               (vi) Consolidation, Merger, etc. In each the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed.

               (vii) Redemption; No Sinking Fund.

               (A) The Series A Preferred Shares shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

               (B) The Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

               (viii) Ranking. The Series A Preferred Shares shall rank equally and on a parity with all other series of Preferred Shares of the Corporation with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

               (ix) Fractional Shares. The Series A Preferred Shares shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth (1/1000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. The Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Shares, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Shares or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Shares pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Shares.

               (x) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by resolution of the Board of Directors.

               (xi) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding Series A Preferred Shares, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding Series A Preferred Shares shall be deemed to apply to the powers, preferences, rights or privileges of any holder of Series A Preferred Shares originally issued upon exercise of the Rights after the time of such approval without the approval of such holder and provided further, however, that the Board of Directors of the Corporation, prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (as such terms are defined in the Rights Agreement) may amend the powers, preferences and relative participating, optional and other terms of the Series A Preferred Shares in any manner."

          5. The Secretary of State is hereby designated as agent of the Corporation upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against it served upon him is 800 Delaware Avenue, Buffalo, New York 14209.

          6. The following provisions, relating to the business of the Corporation, its affairs, its rights and powers, and the rights and powers of its shareholders, directors and officers are set forth pursuant to paragraph (b) of Section 402 of said Business Corporation Law:

          (a) Subject to any limitation provided in any statute of the State of New York, the Corporation in furtherance of its corporate purposes shall have all the powers now or hereafter conferred by statute upon, or otherwise legally attributable to, corporations formed under said Business Corporation Law.

          (b) A majority vote of the entire Board shall be necessary for the Board to designate any committee of the Board. "Entire Board" means the total number of directors (assuming no vacancies) which the Corporation would have under or pursuant to the By-laws in effect at the time such vote is taken.

          (c) No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to purchase any shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

          7. (a) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the

Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible (but with not less than three directors in each class or such lesser numbers as may be permitted by law), as shall be provided in or pursuant to the By-laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987 and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold ofice until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director or cause, directly or indirectly, a decrease in the number of classes of directors, except as required by law.

          (b) Notwithstanding paragraph (a) of this Article 7, in the event that the number of directors of the Corporation (i) shall be fixed at nine or a greater number or (ii) shall be fixed at a number that would, under law, permit the directors to be divided into three classes, then, at the next succeeding annual meeting of the shareholders of the Corporation (the "Three-Class Annual Meeting"), the directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible (but with no less than three directors in each class or such lesser number as may be permitted by law) as shall be provided in or pursuant to the By-laws of the Corporation. At the Three-Class Annual Meeting, one class shall be originally elected for a term expiring at the second succeeding annual meeting and another class shall be originally elected for a term expiring at the third succeeding annual meeting. The class of directors whose term, pursuant to paragraph (a) of this
     Article 7, would not have expired until the annual meeting next succeeding the Three-Class Annual Meeting shall complete the term for which such class was originally elected. At each annual meeting of the shareholders subsequent to the Three-Class Annual Meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring in the third year following the year of their election.

          (c) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; provided, that, if the number of directors then in office is less than a quorum, such newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. Any director elected in accordance with the preceding sentence shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until such director's successor shall have been elected and qualified.

          (d) Shareholder nominations of director candidates and shareholder proposals shall be made in the manner provided in the By-laws.

          8. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation, provided that the vote of a majority of the entire Board of Directors shall be required for any amendment to the By-laws increasing or decreasing the number of directors of the Corporation. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to
Article 4 of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the By-laws.

          9. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article 4 of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this
Article 9, or Articles 7 or 8 of this Certificate of Incorporation. Subject to the foregoing provisions of this Article 9, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are subject to this reservation.

          10. No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity occurring after the adoption of this Article 10, except as otherwise provided by law.